Exhibit 1.1

Execution Copy

3,115,000 Shares

KOSAN BIOSCIENCES INCORPORATED

Shares of Common Stock

($.001 par value)

PLACEMENT AGENT AGREEMENT

December 10, 2003

SG COWEN SECURITIES CORPORATION

CIBC WORLD MARKETS CORP.

ADAMS, HARKNESS & HILL, INC.

c/o SG Cowen Securities Corporation

1221 Avenue of the Americas

New York, New York 10020

Dear Sirs:

Kosan Biosciences Incorporated, a Delaware corporation (the “Company”), proposes to sell to the Purchasers, pursuant to the terms of this Placement Agent Agreement (this “Agreement”) and the Subscription Agreements in the form of Exhibit A attached hereto (the “Subscription Agreements”) entered into with the Purchasers identified therein (each a “Purchaser” and, collectively, the “Purchasers”), an aggregate of 3,115,000 shares of Common Stock, $.001 par value (the “Common Stock”), of the Company. The aggregate of 3,115,000 shares so proposed to be sold is hereinafter referred to as the “Stock.” The Company hereby confirms its agreement with the placement agents named in Schedule I attached hereto (the “Placement Agents” or, each, a “Placement Agent”). SG Cowen Securities Corporation is acting as the representative of the Placement Agents and in such capacity is hereinafter referred to as the “Representative.” Certain terms used herein are defined in Section 13 hereof.

1. AGREEMENT TO ACT AS PLACEMENT AGENTS; PLACEMENT OF SECURITIES. On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement:

(a) The Company hereby authorizes the Placement Agents to act as its exclusive agents to solicit offers for the purchase of all or part of the Stock from the Company in connection with the proposed offering of the Stock (the “Offering”). So long as this Agreement shall remain in effect, the Company shall not, without the prior consent of the Representative, solicit or accept offers to purchase Stock otherwise than through the Placement Agents.

(b) The Placement Agents agree, as agents of the Company, to use their commercially reasonable efforts to solicit offers to purchase the Stock from the Company on the terms and subject to the conditions set forth in the Base Prospectus (as defined below) and the Prospectus Supplement (as defined below). The Placement Agents shall make commercially reasonable efforts to assist the Company in obtaining performance by each Purchaser whose offer to purchase Stock has been solicited by the Placement Agents and accepted by the Company, but the Placement Agents shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any potential purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will the Placement Agents be obligated to purchase any Stock for their own accounts and, in soliciting purchases of Stock, the Placement Agents shall act solely as the Company’s agents and not as principals. Notwithstanding the foregoing and except as otherwise provided in Section 1(c), it is understood and agreed that the Placement Agents (or their affiliates) may, solely at their discretion and without any obligation to do so, purchase Stock as principals so long as the fact that such Placement Agent (or its affiliate) is a Purchaser is disclosed to the Company and the Company approves such purchase of Stock in accordance with Section 1(c).

(c) Subject to the provisions of this Section 1, offers for the purchase of Stock may be solicited by the Placement Agents as agents for the Company at such times and in such amounts as the Placement Agents deem advisable. Each Placement Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Stock received by it as agent of the Company. The Company shall have the sole right to accept offers to purchase the Stock and may reject any such offer, in whole or in part. Each Placement Agent shall have the right, in its discretion reasonably exercised, subject to providing prior notice to the Company, to reject any offer to purchase Stock received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

(d) The purchases of the Stock by the Purchasers shall be evidenced by the execution of the Subscription Agreements by each of the parties thereto.

(e) As compensation for services rendered, on the Closing Date (as defined below) the Company shall pay to the Placement Agents by wire transfer of immediately available funds to an account or accounts designated by the Representative, an aggregate amount equal to six percent (6.0%) of the gross proceeds received by the Company from the sale of the Stock on such Closing Date, 3.6% of such gross proceeds shall be paid to SG Cowen Securities Corporation, 1.2% of such gross proceeds shall be paid to CIBC World Markets Corp. and 1.2% of such gross proceeds shall be paid to Adams, Harkness & Hill, Inc.

(f) No Stock which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Stock shall have been delivered to the Purchaser thereof against payment by such Purchaser. If the Company shall default in its obligations to deliver Stock to a Purchaser whose offer it has accepted, the Company shall indemnify and hold the Placement Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Placement Agents and the Purchasers that:

(a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on such Form (Registration File No. 333-108909), which became effective as of October 3, 2003, for the registration under the Securities Act of Common Stock, including the Stock. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule. The Company will file with the Commission pursuant to Rule 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a supplement to the form of prospectus included in such registration statement relating to the placement of the Stock and the plan of distribution thereof and has advised the Representative of all information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus”; and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called a “Prospectus Supplement.” Any reference herein to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 12 of Form S-3, which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be. No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission.

(b) The Registration Statement (and any post-effective amendment thereto to be filed with the Commission on or prior to the Closing Date) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus and the Prospectus Supplement, each as of its respective date, comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. Each of the Base Prospectus and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representations or warranties as to information, if any, contained in or omitted from the Prospectus Supplement or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Placement Agent for use in the Registration Statement or the Prospectus Supplement. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that have not been filed as required pursuant to the Securities Act or will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Base Prospectus or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

(c) The Company has delivered, or will promptly deliver, to the Representative complete conformed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Base Prospectus and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Representative reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Stock other than the Base Prospectus and the Prospectus Supplement or, from and after delivery of the Base Prospectus and the Prospectus Supplement, the Registration Statement and copies of the documents incorporated by reference therein.

(d) The Company has been duly organized and is validly existing as a corporation and is in good standing (or the equivalent thereof, if any) under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing (or the equivalent thereof, if any) as a foreign corporation in each jurisdiction in which the ownership or lease of property or the conduct of its business requires such qualification, and has all power and corporate authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified and in good standing or have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company (a “Material Adverse Effect”). The Company has no subsidiaries.

(e) The Stock to be issued and sold by the Company hereunder and under the Subscription Agreements has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights. The Stock conforms to the description thereof contained in the Base Prospectus and the Prospectus Supplement.

(f) The Company has an authorized capitalization as set forth in the Base Prospectus and the Prospectus Supplement, all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Base Prospectus and the Prospectus Supplement and, except as set forth in the Base Prospectus and the Prospectus Supplement and except for 41,000 options issued since September 30, 2003 pursuant to equity incentive plans, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of, or ownership interests in, the Company are outstanding.

(g) The Stock when issued and sold by the Company against payment therefore as provided herein, will be free and clear of any claim, security interest, defect or restriction of any kind (“Liens”).

(h) The Company has the power and corporate authority to enter into this Agreement and each of the Subscription Agreements and to perform and to discharge its obligations hereunder and thereunder; and each of this Agreement and each of the Subscription Agreements has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles, and except to the extent that the indemnification and contribution provisions of Section 7 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(i) The execution, delivery and performance of this Agreement and the Subscription Agreements by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for such breach, violation or default which would not reasonably be likely to have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any statute, law, rule or regulation or any judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets.

(j) There is no franchise, contract, lease, instrument or other document of a character required by the Securities Act or the Rules and Regulations to be described in the Base Prospectus and the Prospectus Supplement, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and all statements summarizing any such franchises, contracts, leases, instruments or other documents or legal matters contained in the Registration Statement are accurate and complete in all material respects.

(k) All existing minute books of the Company, including all existing records of all meetings and actions of the board of directors (including, Audit, Compensation and Nomination/Corporate Governance Committees) and stockholders of the Company (including drafts of minutes of meetings not yet approved by the board of directors) through the date of the latest meeting and action (collectively, the “Corporate Records”) have been made available to the Placement Agents and counsel for the Placement Agents. All such Corporate Records are complete and accurately reflect, in all material respects, all transactions referred to in such Corporate Records. There are no material transactions, agreements or other actions of the Company that are not properly approved and/or recorded in the Corporate Records.

(l) No consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained or made under the Securities Act or the Exchange Act and such as may be required under the securities, or blue sky, laws of any jurisdiction in connection with the offer and sale of the Stock by the Company in the manner contemplated herein and in the Base Prospectus and the Prospectus Supplement.

(m) Except as described in the Base Prospectus and the Prospectus Supplement, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such rights, and, except as described in the Base Prospectus and the Prospectus Supplement, the Company is not required to file any registration statement for the registration of any securities of any person or register any such securities pursuant to any other registration statement filed by the Company under the Securities Act for a period of at least 180 days after the date hereof.

(n) The financial statements, together with the related notes and schedules, of the Company included in the Base Prospectus, the Prospectus Supplement or the Registration Statement, or incorporated by reference therein, as the case may be, present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

(o) Except as set forth in the Base Prospectus and the Prospectus Supplement, there is no legal or governmental proceeding pending to which the Company is a party or of which any property or assets of the Company is the subject which, singularly or in the aggregate, if determined adversely to the Company, would be likely to have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(p) The Company has good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property (other than intellectual property) which are material to the business of the Company, in each case free and clear of all Liens, that may result in a Material Adverse Effect.

(q) The Company is not (i) in violation of any provision of its charter or bylaws, (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, or condition of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) in violation in any respect of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, or any of its properties (including, without limitation, those administered by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA), except, with respect to clause (ii) any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

(r) The contracts described in the Company’s reports on Forms 10-Q, 10-K, and 8-K as filed by the Company with the Commission or incorporated by reference therein that are material to the Company are in full force and effect on the date hereof, and neither the Company nor, to the Company’s knowledge, any other party to such contracts is in breach of or default under any of such contracts which would have a Material Adverse Effect.

(s) No labor problem or dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent, which would be likely to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(t) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “prohibited transaction” (as defined in Section 406 of ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) has occurred with respect to any employee benefit plan which would be likely to have a Material Adverse Effect. The Company has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. Each “pension plan” (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would be likely to cause the loss of such qualification.

(u) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company and its business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in the Base Prospectus or the Prospectus Supplement.

(v) The Company has made all filings, applications and submissions required by, and possesses all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities (including, without limitation, the FDA, and any other foreign, federal, state or local government or regulatory authorities performing functions similar to those performed by the FDA) necessary to conduct its businesses (collectively, “Permits”), except for such Permits which the failure to obtain would not have a Material Adverse Effect, and is in compliance in all material respects with the terms and conditions of all such Permits; all of such Permits held by the Company are valid and in full force and effect; there is no pending or, to the Company’s knowledge, threatened action, suit, claim or proceeding which may cause any such Permit to be limited, revoked, cancelled, suspended, modified or not renewed and the Company has not received any notice of proceedings relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Base Prospectus or the Prospectus Supplement.

(w) Ernst & Young LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules included in the Base Prospectus, the Prospectus Supplement or the Registration Statement,

or incorporated by reference therein, as the case may be, are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(x) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in the Base Prospectus and the Prospectus Supplement) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in the Base Prospectus and the Prospectus Supplement.

(y) The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), and the statements contained in any such certification were complete and accurate as of the dates made. The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-14(c) under the Exchange Act), and such controls and procedures are designed (i) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and (ii) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. The Company does not have any material weaknesses in internal controls, and there has been no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is otherwise in compliance in all respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated by the Commission (and intends to comply with all applicable provisions that are not yet effective upon effectiveness).

(z) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability of assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa) Neither the Company nor any of its officers, directors or, to the Company’s knowledge, its affiliates, has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(bb) The Company (i) is in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(cc) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of medical wastes, toxic wastes, hazardous wastes or hazardous substances by the Company at, upon or from any of the property now or previously owned or leased by the Company in violation of any applicable Environmental Law which would require remedial action under any applicable Environmental Law, except for any violation or remedial action which would not cause, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or of any medical wastes, toxic wastes, hazardous wastes or hazardous substances due to or caused by the Company or with respect to which the Company had knowledge, except for any such spill, discharge, leak, emission, injection, escapes, dumpings or releases which would not cause or would not be reasonably likely to cause, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings or releases, a Material Adverse Effect; and the terms “hazardous substances,” “toxic wastes,” “hazardous wastes” and “medical wastes” shall have the meanings specified in any applicable Environmental Laws.

(dd) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(ee) Except as set forth in the Base Prospectus and the Prospectus Supplement, the Company owns, possesses, licenses or has other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Base Prospectus and the Prospectus Supplement to be conducted. Except as set forth in the Base Prospectus and the Prospectus Supplement (a) there are no rights of third parties to any such Intellectual Property; (b) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and to the Company’s knowledge there are no other facts which would form a reasonable basis for any material claim; (f) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding could be commenced against any patent or patent application described in the Base Prospectus and the Prospectus Supplement as being owned by or licensed to the Company; and (g) the Company has taken all steps reasonably determined by the Company to be necessary to perfect its ownership of, other rights to and interest in the Intellectual Property.

(ff) The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company were and, if still pending, are being conducted in accordance with all statutes, laws, rules and regulations, as applicable (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA). The descriptions of the results of such studies and tests are accurate and complete in all material respects and fairly present the published data derived from such studies and tests, and the Company has no knowledge of other studies or tests the results of which are inconsistent with or otherwise call into question the results described or referred to in the Base Prospectus or the Prospectus Supplement. The Company has not received any notices or other correspondence from the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination, suspension or material modification of such studies or tests.

(gg) The Company has established and administers a compliance program (including a written compliance policy) applicable to the Company, to assist the Company and the directors, officers and employees of the Company in complying with applicable regulatory guidelines (including, without limitation, those administered by the FDA and any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA).

(hh) The Company has not failed to file with the applicable regulatory authorities (including, without limitation, the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) any material required filing, declaration, listing, registration, report or submission; all such filings, declarations, listings, registrations, reports or submissions were in compliance in all material respects with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority (including, without limitation, the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) with respect to any such filings, declarations, listings, registrations, reports or submissions.

(ii) No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company on the other hand which is required to be described in the Base Prospectus and the Prospectus Supplement and which is not so described.

(jj) Neither the Company nor any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company, has, directly or indirectly, while acting on behalf of the Company (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses, or received or retained any funds, relating to political activity; (ii) made any unlawful payment from corporate funds to, or received or retained any unlawful funds from, foreign or domestic government officials or employees or to or from foreign or domestic political parties or campaigns; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment or received or retained any other unlawful funds.

(kk) The Company is not and, after giving effect to the offering and sale of the Stock and the application of the proceeds thereof as described in the Base Prospectus and the Prospectus Supplement, will not become an “investment company” as defined in the Investment Company Act of 1940, as amended.

(ll) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Base Prospectus and the Prospectus Supplement has been made or reaffirmed without a reasonable basis or has been made other than in good faith.

(mm) Other than as provided by this Agreement and the Company’s agreement with Seaview Securities, the Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Placement Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

(nn) The Company has not sustained, since the date of the latest audited financial statements included in the Base Prospectus, the Prospectus Supplement or the Registration Statement, or incorporated by reference therein, as the case may be, any material loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company, otherwise than as set forth in the Base Prospectus and the Prospectus Supplement.

(oo) The Stock has been approved for listing, subject to official notice of issuance, on the Nasdaq National Market.

(pp) The Company satisfies the pre-1992 eligibility requirements for the use of a Registration Statement on Form S-3 in connection with the Offering contemplated thereby (the pre-1992 eligibility requirements for the use of the Registration Statement on Form S-3 include (i) having a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) having been subject to the Exchange Act reporting requirements for a period of 36 months).

(qq) The Company has, and at all times since December 1, 2003 has had, a public common equity float of at least $25 million and an ADTV (as such term is defined in Rule 100(b) of Regulation M under the Exchange Act) value of $100,000 or more as calculated in accordance with Regulation M.

Any certificate signed by any officer of the Company and delivered to the Placement Agents or counsel for the Placement Agents in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to the Placement Agents and the Purchasers.

3. THE CLOSING. The time and date of closing and delivery of the documents required to be delivered to the Placement Agents pursuant to Section 6 hereof shall be at 9:00 A.M., local time, on December 15, 2003 (the “Closing Date”) at the office of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California.

4. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the Placement Agents and the Purchasers:

(a) (i) to make no further amendment or supplement prior to the Closing Date to the Registration Statement or any amendment or supplement to the Prospectus Supplement, which shall be reasonably disapproved by the Representative in good faith promptly after reasonable notice thereof; (ii) for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock, to advise the Representative promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus Supplement or any amended Prospectus Supplement has been filed and to furnish the Representative with copies thereof; (iii) to use its reasonable efforts to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 15 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; (iv) to advise the Representative, promptly after it receives notices thereof, (x) of any request by the Commission to amend the Registration Statement or to amend or supplement the Prospectus Supplement or for additional information and (y) of the issuance by the Commission, of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any Incorporated Document or any amendment or supplement thereto or order preventing or suspending the use of the Base Prospectus or the

Prospectus Supplement or any amendment or supplement thereto, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the institution or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus Supplement or for additional information; and, (v) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Base Prospectus or Prospectus Supplement or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order.

(b) To comply with the Securities Act and the Exchange Act, and the Rules and Regulations thereunder, so as to permit the completion of the distribution of the Stock as contemplated in this Agreement and the Prospectus Supplement. If during the period in which a prospectus is required by law to be delivered by a Placement Agent or a dealer in connection with the distribution of Stock contemplated by the Prospectus Supplement, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Placement Agents or counsel for the Placement Agents, it becomes necessary to amend or supplement the Prospectus Supplement in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus Supplement is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus Supplement to comply with any law, the Company promptly will prepare and file with the Commission, and furnish at its own expense to the Representative, an appropriate amendment to the Registration Statement or supplement to the Prospectus Supplement so that the Prospectus Supplement as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus Supplement will comply with such law. Before amending the Registration Statement or supplementing the Base Prospectus in connection with the Offering, the Company will furnish the Representative with a copy of such proposed amendment or supplement and will not file such amendment or supplement to which the Representative reasonably objects.

(c) To furnish promptly to the Representative and to counsel for the Placement Agents a copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(d) To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) the Base Prospectus, (iii) the Prospectus Supplement (not later than 10:00 A.M., New York time, on the Business Day following the execution and delivery of this Agreement) and any amendment or supplement thereto (not later than 10:00 A.M., New York City time, on the Business Day following the date of such amendment or supplement); and (iv) any document incorporated by reference in the Base Prospectus or Prospectus Supplement. The Company will pay the expenses of printing or other production of all documents relating to the Offering.

(e) To make generally available to its stockholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company

(which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(f) To promptly take from time to time such actions as the Representative may reasonably request to qualify the Stock for offering and sale under the securities, or blue sky, laws of such jurisdictions (including without limitation any post filing requirements) as the Representative may designate and to continue such qualifications in effect for so long as required for the distribution of the Stock, and the Company will pay the fee of the National Association of Securities Dealers, Inc. (“NASD”) in connection with its review of the Offering, if applicable. The Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified, to submit to taxation in any jurisdiction or to file a general consent to service of process in any jurisdiction.

(g) Not to directly or indirectly offer, sell, issue, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 60 days from the date of the Prospectus Supplement without the prior written consent of the Representative, other than the Company’s sale of the Stock and the issuance of shares or options to purchase shares pursuant to qualified stock option plans described in the Base Prospectus, currently outstanding options, warrants or rights described in the Base Prospectus. The Company will cause each of its executive officers and directors listed on Exhibit B attached hereto to furnish to the Representative, prior to the Closing Date, a letter, substantially in the form of Exhibit C attached hereto, pursuant to which each such person shall agree not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days from the date of the Prospectus Supplement, without the prior written consent of Representative.

(h) Prior to the Closing Date, to furnish to the Representative, as soon as they have been prepared, copies of any unaudited interim financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing or incorporated by reference in the Base Prospectus, the Prospectus Supplement or the Registration Statement.

(i) Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative is notified), without the prior written consent of the Representative, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law. In such event, the Company shall consult with the Representative as to the contents of such press release.

(j) To apply the net proceeds from the sale of the Stock as set forth in the Prospectus Supplement under the heading “Use of Proceeds.”

(k) To comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(l) To engage and maintain, at its expense, a registrar and transfer agent for the Stock.

(m) To not take any action prior to the Closing Date which would require the Prospectus Supplement to be amended or supplemented pursuant to Section 4(b).

(n) To supply the Representative with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

5. PAYMENT OF EXPENSES. The Company agrees with the Placement Agents to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock to the Purchasers and any taxes payable in that connection; (b) the costs incident to the Registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, Base Prospectus and Prospectus Supplement and any amendments and exhibits thereto or any document incorporated by reference therein, and the costs of printing, reproducing and distributing, this Agreement by mail, telex or other means of communication; (d) the fees and expenses (including related reasonable fees and actual out-of-pocket expenses of counsel for the Placement Agents) incurred in connection with filings, if any, made with the NASD, if applicable; (e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(f) and of preparing, printing and distributing Blue Sky Memoranda (including related reasonable fees and actual out-of-pocket expenses of counsel to the Placement Agents); (g) all fees and expenses of the registrar and transfer agent of the Stock; and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants); provided that, except as otherwise provided in this Section 5 and in Sections 7 and 9, the Placement Agents shall pay their own costs and expenses, including the fees and expenses of their counsel.

6. CONDITIONS TO THE OBLIGATIONS OF THE PLACEMENT AGENTS AND THE PURCHASERS, AND THE SALE OF THE STOCK. The respective obligations of the Placement Agents and the Purchasers, and the closing of the sale of the Stock hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement, the Base Prospectus or the Prospectus Supplement or otherwise) shall have been complied with to the reasonable satisfaction of the

Representative. Any filings required to be made by the Company in accordance with Section 4(a) shall have been timely filed with the Commission.

(b) None of the Placement Agents shall have discovered and on or prior to the Closing Date that the Registration Statement, the Base Prospectus or the Prospectus Supplement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Placement Agents, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein (in the case of the Base Prospectus and the Prospectus Supplement in light of the circumstances under which they were made) not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Stock, the Registration Statement, the Base Prospectus and the Prospectus Supplement and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agents, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) The Placement Agents shall have received from each of (i) Cooley Godward LLP, counsel for the Company and (ii) Foley & Lardner, patent counsel for the Company, such counsel’s written opinion and statement, addressed to the Placement Agents and dated as of the Closing Date, in form and substance reasonably satisfactory to the Representative substantially as set forth in Exhibits D-1, and D-2 attached hereto, respectively. The Placement Agents and the Purchasers shall have also received from the Company’s President and Chief Operating Officer a certificate, dated as of the Closing Date, with respect to Intellectual Property matters, in form and substance reasonably satisfactory to the Representative substantially as set forth in Exhibit D-3 attached hereto.

(e) The Placement Agents shall have received from Brown Raysman Millstein Felder & Steiner LLP, such opinion or opinions, dated the Closing Date and addressed to the Placement Agents, with respect to the issuance and sale of the Stock, the Registration Statement, the Base Prospectus, the Prospectus Supplement (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) The Company shall have furnished to the Placement Agents and the Purchasers a certificate, dated as of the Closing Date, executed by its Chairman of the Board and Chief Executive Officer and its President or its Senior Vice President and Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the Base Prospectus and the Prospectus Supplement and, in their opinion, the Registration Statement (including the Base Prospectus) as of its effective date and the Prospectus Supplement, as of each such effective date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Base Prospectus and the Prospectus Supplement in light of the circumstances under which they were made) not misleading, (ii) since the effective date of the Registration Statement no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Base Prospectus or the Prospectus Supplement, (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and covenants contained in this Agreement and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) subsequent to the date of the most recent financial statements included or incorporated by reference in the Base Prospectus and the Prospectus Supplement, there has been no change in the financial position or results of operation of the Company that would have a Material Adverse Effect, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company, except as set forth in the Base Prospectus and the Prospectus Supplement.

(g) On the date of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter, addressed to the Placement Agents and dated such date, in form and substance reasonably satisfactory to the Representative (i) confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and (ii) stating the conclusions and findings (or cold comfort) of such firm with respect to the financial statements and certain financial information contained or incorporated by reference in the Base Prospectus and the Prospectus Supplement.

(h) On the Closing Date, the Representative shall have received a letter (the “bring-down letter”) from Ernst & Young LLP addressed to the Placement Agents and dated the Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Base Prospectus and the Prospectus Supplement as of a date not more than three Business Days prior to the date of the bring-down letter), the conclusions and findings (or cold comfort) of such firm with respect to the financial information and other matters covered by its letter delivered to the Representative concurrently with the execution of this Agreement pursuant to Section 6(g).

(i) (i) The Company shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Base Prospectus and the Prospectus Supplement any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Base Prospectus and the Prospectus Supplement, and (ii) since such date there shall not have been any change in the capital stock (other than pursuant to issuances, exercises or cancellations of stock options since September 30, 2003) or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated by the Base Prospectus and the Prospectus Supplement.

(j) The Stock shall have been approved for listing, subject to official notice of issuance, on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Representative.

(k) At the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit C hereto from each executive officer and director of the Company and each of the stockholders of the Company listed on Exhibit B attached hereto.

(l) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities other than current hostilities, or the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clause (iii) or (iv) makes it, in the sole judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated by the Base Prospectus and the Prospectus Supplement.

(m) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Stock; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Stock.

(n) The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the Offering, including as an exhibit thereto this Agreement and any other documents relating thereto.

(o) The Company shall have entered into Subscription Agreements with each of the Purchasers and such agreements shall be in full force and effect.

(p) Prior to the Closing Date, the Company shall have furnished to the Placement Agents such further information, certificates and documents as the Representative may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agents.

7. INDEMNIFICATION AND CONTRIBUTION.

(a) The Company shall indemnify and hold harmless each Placement Agent, its officers, employees, representatives and agents and each person, if any, who controls any Placement Agent within the meaning of the Securities Act (collectively the “Placement Agent Indemnified Parties” and each a “Placement Agent Indemnified Party”) against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Placement Agent Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, is based upon or is in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the Registration Statement or the Prospectus Supplement or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Base Prospectus, the Registration Statement or the Prospectus Supplement or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act, or any alleged act or failure to act, by any Placement Agent in connection with, or relating in any manner to, the Stock or the Offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above; (provided that the Company shall not be liable in the case of any matter covered by this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by such Placement Agent through its gross negligence or willful misconduct), and shall reimburse each Placement Agent Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Placement Agent Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Base Prospectus, the Registration Statement or the Prospectus Supplement or any such amendment or supplement solely in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Placement Agent specifically for use therein, which information the parties hereto agree is limited to the Placement Agents’ Information (as defined in Section 15). This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Placement Agent Indemnified Party.

(b) Each Placement Agent, severally and not jointly, shall indemnify and hold harmless the Company its officers, employees, representatives and agents, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, is based upon or is in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the Registration Statement or the Prospectus Supplement or in any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of that Placement Agent specifically for use therein, or (iii) any act or failure to act, or any alleged act or failure to act, by that Placement Agent in connection with, or relating in any manner to, the Stock or the Offering contemplated hereby to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by such Placement Agent through its gross negligence or willful misconduct, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that the parties hereto hereby agree that such written information provided by or on behalf of the Placement Agents consists solely of the Placement Agents’ Information. This indemnity agreement is not exclusive and will be in addition to any liability, which the Placement Agents and the Purchasers might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to the Company Indemnified Parties. Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by any Placement Agent under this Section 7(b) exceed the total compensation received by such Placement Agent in accordance with Section 1(e).

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action in accordance with the terms hereof and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Representative, if the indemnified parties under this Section 7 consist of any Placement Agent Indemnified Party, or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a) and 7(b) shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 7(d) below, no indemnifying party shall be liable for any settlement, compromise or consent to the entry of judgment in connection with any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action (other than a judgment entered with the consent of such indemnified party), the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and actual out-of-pocket expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agents on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company bears to the total compensation received by the Placement Agents with respect to the Stock purchased under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Placement Agents on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided that the parties hereto agree that the written information furnished to the Company by the Representative for use in the Prospectus Supplement consists solely of the Placement Agents’ Information. The Company and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(e) shall be deemed to include, for purposes of this Section 7(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(e), the Placement Agents shall not be required to contribute any amount in excess of the amount by which the total price at which the Stock was offered and sold to the public, less the amount of any damages which such Placement Agents have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Placement Agents to contribute are several in proportion to their respective obligations and not joint.

8. TERMINATION. The obligations of the Placement Agents and the Purchasers hereunder and under the Subscription Agreements may be terminated by (a) the Representative, in its absolute discretion by notice given to the Company prior to delivery (including electronic delivery) of and payment for the Stock if, prior to that time, any of the events described in Sections 6(i) or 6(l) have occurred or if the Purchasers shall decline to purchase the Stock for any reason permitted under this Agreement or (b) the Company on or after December 31, 2003 if the Stock has not issued.

9. REIMBURSEMENT OF THE REPRESENTATIVE’S EXPENSES. If the sale of the Stock provided for herein is not consummated because any condition to the obligations of the Placement Agents and the Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 8 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Representative, the Company will reimburse the Representative upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) up to the aggregate amount of $50,000 that shall have been incurred by the Representative in connection with this Agreement and the proposed purchase and sale of the Stock and, upon demand, the Company shall pay the amount thereof up to the aggregate amount of $50,000 to the Representative.

10. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Placement Agents, the Purchasers, the Company, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Placement Agent Indemnified Parties, and the indemnities of the Placement Agents shall also be for the benefit of the Company Indemnified Parties. It is understood that the Placement Agents’ responsibilities to the Company are solely contractual in nature and the Placement Agents do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

11. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Placement Agents, as set forth in this Agreement or otherwise made by them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agents, the Purchaser, the Company, or any person controlling any of them and shall survive delivery of and payment for the Stock.

12. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Placement Agents, shall be delivered or sent by mail, telex or facsimile transmission to SG Cowen Securities Corporation, 1221 Avenue of the Americas, New York, New York 10020, Attention: Michelle Bowe (Fax: 212-278-7438), with a copy to: Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, New York, New York 10022, Attention: Stuart Bressman, Esq. (Fax: 212-895-2900).

(b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Kosan Biosciences Incorporated, 3832 Bay Center Place, Hayward, California 94545, Attention: Michael S. Ostrach (Fax: 510-731-5101), with a copy to: Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306-2155, Attention: Suzanne Sawochka Hooper, Esq. (Fax: 650-849-7400).

13. DEFINITIONS OF CERTAIN TERMS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Business Day” shall mean any day other than a Saturday, a Sunday, a legal holiday, a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or any day on which the Nasdaq National Market is not open for trading.

“Effective Date” shall mean each date and time that the Registration Statement (and any post-effective amendment or amendments thereto) became or becomes effective.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Interference Proceeding” shall have the meaning set forth in 35 U.S.C. § 135.

“To the Company’s knowledge, aware” and words of similar import shall mean that which the officers or directors of the Company know or should have known using the exercise of reasonable due diligence.

14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15. PLACEMENT AGENTS’ INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Placement Agents’ Information consists solely of the statements concerning the Placement Agents contained in the first paragraph under the heading “Plan of Distribution” in the Prospectus Supplement.

16. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representative.

18. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

19. CONSENT TO ACT AS REPRESENTATIVE. CIBC World Market Corp. (“CIBC”) and Adams, Harkness & Hill, Inc. (“Adams”) each consents and agrees that SG Cowen Securities Corporation (“SG Cowen”) will act as Representative of the Placement Agents under this Agreement and with respect to the sale of the Stock. Accordingly, CIBC and Adams authorize SG Cowen to manage the Offering and sale of the Stock and to take such action in connection therewith as SG Cowen in its sole discretion deems appropriate or desirable, consistent with the provisions of the Agreement Among Underwriters previously entered into between SG Cowen, CIBC and Adams, taking into account that the Offering of the Stock will be in the form of a best efforts placement and not a firm commitment underwriting.

If the foregoing is in accordance with your understanding of the agreement between the Company and the Placement Agents, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

KOSAN BIOSCIENCES INCORPORATED

By:	/s/ Michael S. Ostrach
	Name:	Michael S. Ostrach
	Title:	President & Coo

Accepted as of the date first above written:

SG COWEN SECURITIES CORPORATION

By:	/s/ Richard E. Gormley
	Name:	Richard E. Gormley
	Title:	Managing Director

CIBC WORLD MARKETS CORP.

By:	/s/ Michael Brinkman
	Name:	Michael Brinkman
	Title:	Managing Director

ADAMS, HARKNESS & HILL, INC.

By:	/s/ Russell W. Landon
	Name:	Russell W. Landon
	Title:	Managing Director

Schedule I

Placement Agents

SG Cowen Securities Corporation

CIBC World Markets Corp.

Adams, Harkness & Hill, Inc.

Exhibit A

Form of Subscription Agreement

SUBSCRIPTION AGREEMENT

Kosan Biosciences Incorporated

3832 Bay Center Place

Hayward, CA 94545

The undersigned (the “Investor”) hereby confirms its agreement with you as follows:

1. This Subscription Agreement (this “Agreement”) is made as of the date set forth below between Kosan Biosciences Incorporated, a Delaware corporation (the “Company”), and the Investor.

2. The Company has authorized the sale and issuance to certain investors of up to                          shares (the “Shares”) of its Common Stock, par value $.001 per share (the “Common Stock”), subject to adjustment by the Company’s Board of Directors, or a committee thereof, for a purchase price of $9.00 per share (the “Purchase Price”).

3. The offering and sale of the Shares (the “Offering”) are being made pursuant to an effective Registration Statement on Form S-3 (including the Prospectus contained therein (the “Base Prospectus”), the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and a Prospectus Supplement (the “Prospectus Supplement”) containing certain supplemental information regarding the Shares and terms of the Offering that will be filed with the Commission and delivered to the Investor.

4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares of Common Stock set forth below for the aggregate purchase price set forth below. The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR, THE INVESTOR SHALL REMIT BY WIRE TRANSFER TO AN ACCOUNT DESIGNATED BY THE PLACEMENT AGENTS THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY SUCH INVESTOR. Unless otherwise requested by the Investor and agreed to by the Company, the Shares purchased by the Investor will be delivered by electronic book-entry at The Depository Trust Company (“DTC”), registered in the Investor’s name and address as set forth below, and will be released by Mellon Investor Services, LLC, the Company’s transfer agent (the “Transfer Agent”), to the Investor at the Closing. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR, THE INVESTOR SHALL DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES.

5. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or any of its affiliates and (b) it has no direct or indirect affiliation or association with any NASD member. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

6. The Investor represents that it has received the final Base Prospectus, dated October 3, 2003, which is a part of the Company’s Registration Statement, prior to or in connection with the receipt of this Agreement.

Number of Shares:                                                       Aggregate Purchase Price $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: December , 2003

INVESTOR

By:

Print Name:
Title:
Address:

Agreed and Accepted this day of December, 2003:

KOSAN BIOSCIENCES INCORPORATED

By:

Title:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1. Authorization and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

2. Agreement to Sell and Purchase the Shares; Placement Agents.

2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2 The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Shares to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

2.3 Investor acknowledges that the Company intends to pay SG Cowen Securities Corporation, CIBC World Markets Corp. and Adams, Harkness & Hill, Inc. (the “Placement Agents”) a fee (the “Placement Fee”) in respect of the sale of Shares to the Investor, and an advisory fee to Seaview Securities.

2.4 The Company intends to enter into a Placement Agent Agreement (the “Placement Agreement”) with the Placement Agents that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor. A copy of the Placement Agreement is available upon request.

3. Closings and Delivery of the Shares and Funds.

3.1 Closing. The completion of the purchase and sale of the Shares (the “Closing”) will occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agents, and of which the Investors will be notified in advance by the Placement Agents. At the Closing, (a) the Company will cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Stock Certificate Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor and (b) the aggregate purchase price for the Shares being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2    (a) Conditions to the Company’s Obligations. The Company’s obligation to issue the Shares to the Investor will be subject to the receipt by the Company of the purchase price for the Shares being purchased hereunder as set forth on the Signature Page and the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

(b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Shares will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including, without limitation, those contained in the Placement Agreement (collectively, the “Company

Closing Conditions”). The Investor’s obligations are expressly not conditioned on the purchase by any or all of the other Investors of the Shares that they have agreed to purchase from the Company.

3.3 Delivery of Funds. No later than one (1) business day after the execution of this Agreement by the Investor, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the shares being purchased by the Investor to the following account designated by the Company and the Placement Agents pursuant to the terms of that certain Escrow Agreement (the “Escrow Agreement”) dated as of December     , 2003, by and among the Company, the Placement Agents and Brown Raysman Millstein Felder & Steiner LLP (the “Escrow Agent”):

THE CITIBANK PRIVATE BANK

153 East 53rd Street

New York, NY 10043

ABA # 021-000-089

Account Name: Kosan Biosciences Incorporated

Account Number: 74676521

Such funds shall be held in escrow until the Closing and delivered by the Escrow Agent on behalf of the Investors to the Company upon the satisfaction, in the sole judgment of the Placement Agents, of the Company Closing Conditions. The Placement Agents shall have no rights in or to any of the escrowed funds, unless the Placement Agents and the Escrow Agent are notified in writing by the Company in connection with the Closing that a portion of the escrowed funds shall be applied to the Placement Fee. The Company and the Investor agree to indemnify and hold the Escrow Agent harmless from and against any and all losses, costs, damages, expenses and claims (including, without limitation, court costs and reasonable attorneys fees) (“Losses”) arising under this Section 3.3 or otherwise with respect to the funds held in escrow pursuant hereto or arising under the Escrow Agreement, unless it is finally determined that such Losses resulted directly from the willful misconduct or gross negligence of the Escrow Agent. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Investor acknowledges that the Escrow Agent acts as counsel to the Placement Agents, and shall have the right to continue to represent the Placement Agents, in any action, proceeding, claim, litigation, dispute, arbitration or negotiation in connection with the Offering, and Investor hereby consents thereto and waives any objection to the continued representation of the Placement Agents by the Escrow Agent in connection therewith based upon the services of the Escrow Agent under the Escrow Agreement, without waiving any duty or obligation the Escrow Agent may have to any other person.

3.4 Delivery of Shares. No later than one (1) business day after the execution of this Agreement by the Investor, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a Deposit/Withdrawal at Custodian (“DWAC”) instructing Mellon Investor Services, LLC, the Company’s transfer agent, to credit such account or accounts with the Shares by means of an electronic book-entry delivery. Such DWAC shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by the Placement Agents. Simultaneously with the delivery to the Company by the Escrow Agent of the funds held in escrow pursuant to Section 3.3 above, the Company shall direct its transfer agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC.

4. Representations, Warranties and Covenants of the Investor.

4.1 The Investor represents and warrants to, and covenants with, the Company that (a) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares, (b) the Investor has answered all questions on the Signature Page for use in preparation of the Prospectus Supplement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) the Investor, in connection with its decision to purchase the number of Shares set forth on the Signature Page, relied only upon the Base Prospectus, the Prospectus Supplement and the documents incorporated by reference therein, and the representations and warranties of the Company contained herein.

4.2 The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or any Placement Agent that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense. The Placement Agents are not authorized to make and have not made any representation or use any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth or incorporated by reference in the Base Prospectus or the Prospectus Supplement.

4.3 The Investor further represents and warrants to, and covenants with, the Company that (a) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

4.4 The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

4.5 The Investor represents, warrants and agrees that it has not engaged in any short selling of the Company’s securities, or established or increased any “put equivalent position” as defined in Rule 16(a)-1(h) under the Securities Exchange Act of 1934 with respect to the Company’s securities, within the past 10 trading days.

5. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agents, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

6. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered as addressed as follows:

(a)	if to the Company, to:

Kosan Biosciences Incorporated

3832 Bay Center Place

Hayward, CA 94545

Attention: Michael S. Ostrach, President and Chief Operating Officer

Phone: (510) 732-8400

Telecopy: (510) 732-8401

with copies to:

Cooley Godward LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2155

Attention: Suzanne Sawochka Hooper, Esq.

Phone: (650) 843-5000

Telecopy: (650) 849-7400

(b)	if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

EXHIBIT A

KOSAN BIOSCIENCES INCORPORATED

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1. The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

2. The relationship between the Investor and the registered holder listed in response to item 1 above:

3. The mailing address of the registered holder listed in response to item 1 above:

4. The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5. DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained)

6. Institutional ID Number of DTC Participant

7. Name of Account at DTC Participant being credited with the Shares

8. Account Number at DTC Participant being credited with the Shares

Exhibit B

Stockholders Subject to Lock-Up Agreements

Daniel V. Santi, M.D., Ph.D.

Jean Deleage, Ph.D.

Chaitan S. Khosla, Ph.D.

Bruce A. Chabner, M.D.

Peter Davis, Ph.D.

Christopher T. Walsh, Ph.D.

Charles Homcy

Michael S. Ostrach

Robert G. Johnson, Jr., M.D., Ph.D.

Susan M. Kanaya

Exhibit C

Form of Lock-Up Agreement

December             , 2003

SG COWEN SECURITIES CORPORATION

CIBC WORLD MARKETS CORP.

ADAMS, HARKNESS & HILL, INC.

c/o SG Cowen Securities Corporation

1221 Avenue of the Americas

New York, New York 10020

Re:	Kosan Biosciences Incorporated – Offering of Common Stock

Dear Sirs:

In order to induce SG Cowen Securities Corporation (“SG Cowen”), CIBC World Markets Corp. and Adams, Harkness & Hill, Inc. to enter in to a certain placement agent agreement with Kosan Biosciences Incorporated, a Delaware corporation (the “Company”), with respect to the offering of shares of the Company’s Common Stock, par value $.001 per share (“Common Stock”), the undersigned hereby agrees that for a period of 90 days following the date of the final prospectus (the “Final Prospectus”) filed by the Company with the Securities and Exchange Commission in connection with such offering, the undersigned will not, without the prior written consent of SG Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time (such shares, the “Beneficially Owned Shares”); provided, however, that “Beneficially Owned Shares” shall not include shares of Common Stock held by a partnership where the undersigned is a general partner or limited partner of such partnership, except to the extent of the shares as to which the undersigned has a pecuniary interest or the sole right to vote or dispose of such shares) or securities convertible into or exercisable or exchangeable for Common Stock, except for the exercise of any stock options by the undersigned (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable in Common Stock or (iii) engage in any short selling of the Common Stock. Notwithstanding the foregoing, nothing contained herein will be deemed to restrict or prohibit the transfer of shares of Common Stock, Beneficially Owned Shares or securities convertible into or exercisable or exchangable for shares of Common Stock (i) as a bona fide gift or by will or the laws of intestacy, (ii) to a member of the undersigned’s immediate family, (iii) to a partnership or trust, the partners or beneficiaries of which are exclusively the undersigned and/or a member or members of the undersigned’s immediate family and/or a charity or (iv) as a distribution to partners, retired partners or the estates of such partners or retired partners, members or shareholders of the undersigned; provided, however, that in each such case described in clauses (i) through (iv) above the transferees concurrently agree in writing to be bound by the terms of this letter agreement. Furthermore, the provisions of this letter agreement shall not apply with respect to any shares of Common Stock acquired by the undersigned on the open market after the date of the Final Prospectus. For the purposes of this letter agreement, “immediate family” shall mean spouse, domestic partner, lineal descendant, father, mother, brother or sister of the transferor.

Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock or Beneficially Owned Shares, other than shares acquired by the undersigned on the open market after the date of the Final Prospectus, are transferred from the undersigned from and after the date hereof shall be bound by the terms of this Agreement.

In addition, the undersigned hereby confirms that the undersigned does not have the right to request or demand registration pursuant to the Securities Act of any shares of Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock or Beneficially Owned Shares, other than shares acquired by the undersigned on the open market after the date of the Final Prospectus.

This letter agreement shall be terminated and the undersigned shall be released from the undersigned’s obligations hereunder (i) if for any reason the placement agent agreement is not executed on or prior to January 31, 2004, (ii) if the placement agent agreement (other than the provisions thereof which survive termination) shall terminate or be terminated, for any reason, prior to the closing of the offering contemplated thereby or (iii) upon the date that the Company notifies SG Cowen in writing that it does not intend to proceed with the offering contemplated by the placement agent agreement.

SIGNATURE BLOCK FOR A NATURAL PERSON

__________________________________________

Name:	_______________________________________
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Date:	___________________

SIGNATURE BLOCK FOR A CORPORATION, PARTNERSHIP, TRUST OR OTHER ENTITY

Name of corporation, partnership, trust or other entity, including type of entity and jurisdiction of organization:

__________________________________________

__________________________________________
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By:	_______________________________________

Name:	_______________________________________
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Title:	_______________________________________
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Date:	_____________________

[Signature Page to Lock-Up Agreement]

Exhibit D-1

Legal Opinion of Cooley Godward LLP

[COOLEY GODWARD LETTERHEAD]

December 15, 2003

SG Cowen Securities Corporation

CIBC World Markets Corp.

Adams, Harkness & Hill, Inc.

c/o SG Cowen Securities Corporation

1221 Avenue of the Americas

New York, NY 10020

Ladies and Gentlemen:

We have acted as counsel for Kosan Biosciences Incorporated, a Delaware corporation (the “Company”), in connection with the sale today of an aggregate of              shares of common stock of the Company (the “Stock”), under that certain Placement Agent Agreement, dated December 10, 2003 (the “Agreement”), by and among the Company and the Placement Agents, and pursuant to the Subscription Agreements, each dated December 10, 2003 (the “Subscription Agreements”), by and among the Company and each of the Purchasers. We are rendering this opinion pursuant to Section 6(d) of the Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in, and made pursuant to, the Agreement and the Subscription Agreements, and have examined and relied upon the originals or copies certified to our satisfaction of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters. Where we render an opinion “to our knowledge” or concerning an item “known to us” or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company with respect to the matters contained herein, (ii) receipt of a certificate executed by an officer of the Company covering such matters and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuiness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery of the Agreement by the Company), where authorization, execution and delivery are prerequisites to the effectiveness of such documents and that all individuals executing and delivering documents had the legal capacity to so execute and deliver.

With regard to our opinion in paragraph 1 below with respect to the Company’s good standing under the laws of the State of Delaware and qualification to do business and good standing as a foreign corporation under the laws of the State of California, we have relied solely upon a review of certificate(s) of good standing from the State of Delaware and the State of California, and we have undertaken no independent verification with respect thereto.

With regard to our opinion in paragraph 4 below with respect to contracts or documents which in our opinion are of a character required to be filed as exhibits to the Registration Statement, we have relied solely upon (i) inquiries of officers of the Company with respect to certain factual matters, including matters relating hereto, and (ii) an inquiry of attorneys within this firm who perform legal services for the Company. We have made no further investigation.

With regard to our opinion in paragraph 6 below with respect to breaches or violations of or defaults under agreements and other instruments by the Company, we have relied solely upon review of such agreements and other instruments, inquiries of officers of the Company with respect to certain factual matters and an inquiry of attorneys within this firm who perform legal services for the Company; we have made no further investigation. We express no opinion with respect to applicable laws, rules or regulations which may limit the availability of indemnity and contribution under the Agreement or otherwise.

With regard to our opinion in paragraph 7 below as to the effectiveness under the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement and the absence of any stop orders or proceedings with respect thereto, our opinion is based solely upon oral advice from the staff of the Commission that the Registration Statement was declared effective under the Act at 9:00 a.m. Eastern Time on October 23, 2003, and pursuant to our telephone call to the Commission made as of the date of this opinion, that no stop order suspending the effectiveness of the Registration Statement has been issued and that no proceedings for that purpose have been initiated or threatened by the Commission. We have made no further investigation.

Our opinion is expressed only with respect to the federal securities laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. Except as set forth in the penultimate paragraph below, we are not rendering any opinion or expressing any belief as to compliance with any antifraud law, antifraud rule or antifraud regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and with the foregoing qualifications, we are of the opinion that:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and in good standing as a foreign corporation under the laws of the State of California, and has the corporate power and authority necessary to own or lease its properties and to conduct its business as described in the Base Prospectus and Prospectus Supplement.

2.	The Company has authorized shares of capital stock as set forth in the Base Prospectus under the heading “Description of Capital Stock.”

3.	The Stock has been duly authorized and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of the Agreement and the Subscription Agreements, will be duly and validly issued, fully paid and non-assessable. The Stock, when issued, will not be subject to any preemptive or other rights of restriction on transfer under (i) the Company’s certificate of incorporation or bylaws, or (ii) any agreement or other instrument listed on Schedule A hereto (collectively, the “Material Agreements”).

4.	To our knowledge, there are no agreements or other instruments of a character which are required to be filed as exhibits to the Registration Statement that have not been so filed.

5.	The Agreement and the Subscription Agreements have been duly authorized, executed and delivered by the Company.

6.	The execution, delivery and performance of the Agreement and the Subscription Agreements by the Company and the consummation of the transactions contemplated thereby do not constitute, and will not result in, a breach or violation of, or constitute a default under, (A) the certificate of incorporation or bylaws of the Company, (B) any federal or state statute, law, rule or regulation generally applicable to transactions of this nature (other than rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”) and applicable state securities or blue sky laws, as to which we express no opinion), (C) any judgment, order or decree of any court or governmental agency or body in the United States known to us to be applicable to the Company (other than rules and regulations of the NASD and applicable state securities or blue sky laws, as to which we express no opinion) or (D) any of the Material Agreements.

7.	The Registration Statement has become effective under the Securities Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceeding for that purpose is pending or threatened by the Commission.

8.	No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of the Agreement and the Subscription Agreements by the Company and the consummation of the transactions contemplated thereby, except such as may be required by (i) the Securities Act, which have been obtained, (ii) the rules and regulations of the NASD, as to which we express no opinion or (iii) the securities or blue sky laws of the various states in connection with the offer and sale of the Stock, as to which we express no opinion.

9.	To our knowledge, no person or entity has the right, pursuant to the terms of any contract, agreement or other instrument listed on Schedule A attached hereto to have any securities issued by the Company and owned by them included in the Registration Statement or sold in the offering contemplated by the Agreement and the Subscription Agreements, whether as a result of the filing or effectiveness of the Registration Statement or the transactions contemplated by the Agreement or otherwise, except for such rights as have been complied with or expressly waived in their entirety.

10.	The statements included in the Base Prospectus under the heading “Description of Capital Stock,” and in Item 1 of the Company’s Annual Report on Form 10-K for the

year ended December 31, 2002, as filed with the Commission on March 28, 2003, which is incorporated by reference in its entirety in the Registration Statement, the Base Prospectus and the Prospectus Supplement, under the heading “Business – Collaborative Research and Development Agreements – Roche,” that are descriptions of contracts, agreements or other legal documents or of legal proceedings, or refer to statements of law or legal conclusions, insofar as such statements purport to summarize legal matters or documents referred to therein, provide a fair summary of such legal matters or documents to the extent required under the Securities Act.

11.	To our knowledge, there are no legal or governmental proceedings pending to which the Company is a party or to which any property of the Company is the subject that are required to be described in the Registration Statement, the Base Prospectus or the Prospectus Supplement and are not so described.

12.	The Registration Statement (including the Base Prospectus), as of its effective date, and the Prospectus Supplement, as of its date (other than the financial statements, related notes and schedules, other financial data and statistical data derived therefrom contained or referred to therein, as to which we express no opinion), complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder, and the documents incorporated by reference in the Base Prospectus and the Prospectus Supplement (other than the financial statements, related notes and schedules, other financial data and statistical data derived therefrom contained or referred to therein, as to which such counsel need express no opinion), complied as to form in all material respects, at the time such documents were filed with the Commission, with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

13.	The Company is not, and after giving effect to the offering and sale of the Stock and the application of the proceeds thereof as described in the Base Prospectus and the Prospectus Supplement, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

* * * * *

In connection with the preparation of the Registration Statement and the Prospectus Supplement, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Placement Agents, including their counsel, at which the contents of the Registration Statement and the Prospectus Supplement were discussed. Although, we have not independently verified, are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Base Prospectus or the Prospectus Supplement and any amendments or supplements thereto (except as and to the extent stated in paragraphs 2 and 10 above), on the basis of the foregoing, nothing has come to our attention that causes us to believe that the Registration Statement (except for the financial statements and schedules and other financial data and statistical data derived therefrom included in the Registration Statement or Prospectus Supplement, as to which we express no belief), at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Base Prospectus or the Prospectus Supplement or any supplement thereto (except for the financial statements and schedules and other financial data and statistical data derived therefrom included in the Prospectus Supplement, as to which we express no belief), as of its date or as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

Very truly yours,

Cooley Godward LLP

Suzanne Sawochka Hooper

SCHEDULE A

1.	Third Amended and Restated Registration Rights Agreement, dated March 30, 2000 between Kosan and certain shareholders, as amended by Amendment Number One thereto, dated September 19, 2000 and Amendment Number Two thereto, dated September 17, 2003.

2.	Amended and Restated Consulting Agreement between Kosan and Chaitan Khosla, Ph.D., dated December 7, 1998.

3.	Research and License Agreement between Kosan and The Sloan-Kettering Institute for Cancer Research, dated August 25, 2000.

4.	License Agreement between Kosan and The Board of Trustees of The Leland Stanford Junior University, dated March 11, 1996.

5.	Amendment No. 1 to License Agreement with the Board of Trustees of The Leland Stanford Junior University, dated March 1996; Letter to Mona Wan to confirm the agreement between Kosan and the Board of Trustees of The Leland Stanford Junior University, dated September 21, 1998; and Amendment No. 3 to License Agreement, dated March 10, 2000.

6.	License Agreement between Kosan and President and Fellows of Harvard College, dated December 2, 1998.

7.	Research and License Agreement between Kosan and Ortho-McNeil Pharmaceutical Corporation, and The R.W. Johnson Pharmaceutical Research Institute, dated September 28, 1998.

8.	Amendment No. 1 to the Research and License Agreement between Kosan and Ortho-McNeil Pharmaceutical Corporation and The R.W. Johnson Pharmaceutical Research Institute, dated March 17, 2000.

9.	Master Loan and Security Agreement between Kosan and Finova Technology Finance, Inc., dated August 25, 1998.

10.	Commitment Letter between Kosan and Finova Capital Corporation, dated January 6, 2000.

11.	Employment Agreement between Kosan and Daniel V. Santi, M.D., Ph.D., dated November 1, 1998.

12.	Employment Agreement between Kosan and Susan M. Kanaya, dated October 11, 1999.

13.	Amendment No. 2 to the Research and License Agreement between Kosan and The R.W. Johnson Pharmaceutical Research Institute and Ortho-McNeil Pharmaceutical, Inc., dated August 31, 2000.

14.	Employment Agreement between Kosan and Robert G. Johnson, Jr., dated September 5, 2000.

15.	Amendment No. 3 to the Research and License Agreement between Kosan and The R.W. Johnson Pharmaceutical Research Institute and Ortho-McNeil Pharmaceutical, Inc., dated September 28, 2001.

16.	Master Loan and Security Agreement No. 84325 between Kosan and Wells Fargo Equipment Finance, Inc., dated July 9, 2001, with attached: 1) Rider to Master Loan and Security Agreement No. 84325; and 2) Prepayment Agreement.

17.	Rights Agreement between Kosan and Mellon Investor Services LLC, as Rights Agent, dated October 5, 2001 with attached: 1) Form of Certificate of Designation of Series A Junior Participating Preferred Stock; 2) Form of Right Certificate; and 3) letter to Kosan stockholders with attached summary of Rights to Purchase Preferred Stock.

18.	Separation Agreement with Brian Metcalf, Ph.D., dated January 28, 2002

19.	Lease Agreement dated June 7, 2002 between EOP-Industrial Portfolio, L.L.C. and Kosan

20.	Landlord consent to Assignment and Assumption of Lease dated June 20, 2002 between EOP-Industrial Portfolio, L.L.C., Aventis Pharmaceuticals Inc. and Kosan

21.	Collaborative Research, Development and Commercialization Agreement, dated September 19, 2002, between Hoffmann-La Roche Inc. and Kosan

22.	Consent and Amendment, dated September 16, 2002, between The Board of Trustees of the Leland Stanford Junior University and Kosan

23.	Consent and Amendment, dated September 16, 2002, between The Sloan-Kettering Institute for Cancer Research and Kosan

24.	Amendment No. 4 to the Research and License Agreement by and between Kosan and J&J Pharmaceutical Research and Development and Ortho-McNeil Pharmaceutical, Inc.

25.	Settlement Agreement, dated September 19, 2003, between Kosan and the Sloan Kettering Institute for Cancer Research

Exhibit D-2

Legal Opinion of Foley & Lardner

[FOLEY & LARDNER LETTERHEAD]

SG Cowen Securities Corporation

CIBC World Markets Corp.

Adams, Harkness & Hill, Inc.

c/o SG Cowen Securities Corporation

1221 Avenue of the Americas

New York, New York 10020

Re:	Kosan Biosciences Incorporated — Placement Agent Agreement — Opinion of Counsel

Gentlemen:

We act as patent counsel for Kosan Biosciences Incorporated, a Delaware corporation (the “Company”), with respect to certain matters pertaining to the Company’s rights concerning Epothilone D. We understand that the Company is proposing to enter into an agreement to sell shares of its stock to certain persons named as purchasers on the Schedule of Purchasers in the Placement Agent Agreement, dated December     , 2003 (the “Placement Agent Agreement”), by and among the Company, SG Cowen Securities Corporation, CIBC World Markets Corp. and Adams, Harkness & Hill, Inc. (the “Placement Agents”). In this regard, the Company has requested that we provide you with the following opinion pursuant to Section 6(d) of the Placement Agent Agreement. All defined terms not defined herein shall have the meanings ascribed to them in the Placement Agent Agreement.

Specifically, we act as patent counsel to advise the Company concerning certain of its rights to Epothilone D (the “Epothilone D Program”) that it has received under a license from The Sloan-Kettering Institute for Cancer Research (“SKI”) pursuant to The Research and License Agreement between the Company and the Memorial Sloan-Kettering Cancer Research Center, dated August 25, 2000 (“The Sloan-Kettering Agreement”). In this capacity, we assist the Company in its consultations with SKI, which controls the prosecution of the patents related to the Epothilone D Program. Except as described in the following paragraph, we have not been engaged by the Company as patent counsel for other matters, including those relating to the production of Epothilone D using biological or biotechnology methods. Other than the opinion described in paragraph number 3 of this letter, the opinions we are providing relate only to those aspects of the Epothilone D Program not related to the production of Epothilone D. We are not providing you with an opinion with respect to any other legal matter pertaining to the Company.

In addition, at the request of the Company, we have conducted a limited search with respect to the transposase and transposon sequences the Company proposes to use in the production of Epothilone D. That search has revealed the existence of one United States patent, US Patent No. 6368830 (the “ ’830 Patent”). We have reviewed the ’830 Patent, although not the file history for that patent. The opinions we express with regard to whether the Company’s proposed transposase and transposon sequences infringe upon the ’830 Patent is limited solely to that analysis, and we do not provide assurance that a more complete search of the patent records would not reveal additional patents.

The opinions we are providing in this letter pertain only to the rights and obligations of the Company under the patent laws of the United States. We do not provide any opinions whatsoever concerning the Company’s rights in any patents under the laws of any other jurisdiction.

As a general matter, issues pertaining to patent rights involve complex issues of law and technology that have yet to be resolved. By statute, inventions are patentable in the United States unless patentability is precluded by facts or circumstances such as the prior work and prior publications of others, among other things. Hence, opinions regarding the issues of novelty and nonobviousness underlying patentability require literature searches and other investigations of the state of the relevant art and involve subjective judgments as to whether, in view of the level of skill possessed by those working in the art, the invention claimed in the patent would have been obvious to one having ordinary skill in that art at the time of the invention. In the course of our representation of the Company we have conducted searches of the type described in the previous sentence; however, we performed no such searches for the specific purpose of rendering the opinions set forth in this letter. If we had conducted such searches, the opinions we are providing may have been different.

With respect to patents and patent applications discussed in the Registration Statement, the Base Prospectus and the Prospectus Supplement and the documents incorporated by reference, we have relied on information provided to us by or on behalf of the named inventors concerning matters such as their knowledge of prior art, the disclosure required to enable others to make and use the respective inventions, and the best mode contemplated by the named inventors for carrying out their respective inventions. Our firm has not been engaged to prosecute any patents on behalf of the Company in connection with the Epothilone D Program, and all patents that are the subject of the Sloan-Kettering License Agreement are being prosecuted by legal counsel for SKI. We have endeavored to bring to the attention of the Company, SKI and its counsel, where applicable, that the inventors listed under those patent applications have a duty of candor toward the U.S. Patent and Trademark Office, but we have not made, nor are we in a position to make, an independent investigation of such technical information provided to us by SKI or any inventors. In only a few instances was a preliminary patentability search performed at or around the time the invention was first disclosed to this firm, and those cases where such a search was performed, it was only a limited search. We make no representations as to the completeness of these searches. No further search for prior art references has been conducted at this time in connection with the rendering of the present opinion. Relevant prior art references may exist which could affect the patentability of the patents and patent applications described in the Registration Statement, the Base Prospectus and the Prospectus Supplement and the documents incorporated by reference therein. There is no assurance that patents will ultimately be granted from these applications or that, if patents are granted, they will ultimately be upheld in litigation if challenged or that they will have commercially significant scope.

Where we use the term “well-informed court” in this letter, we mean a court of competent jurisdiction that would correctly apply the patent laws of the United States as they exist as of the date of this letter to the specific facts of the case presented to it.

Wherever we state in this letter that our opinion is based on our knowledge, you should interpret such statement to mean that: (i) in the course of our representation of the Company no information has come to the attention of the attorneys at our firm who have devoted substantive attention to these issues that would lead us to conclude that the information is incorrect; and (ii)

where we have deemed appropriate, we have received a certificate of an officer of the Company as to the presence or absence of the facts necessary for us to render the stated opinion. However, we have not undertaken any independent investigation to determine the existence or absence of such facts or the accuracy of the representations such officer made to us. For the purpose of rendering this opinion, we have also assumed, without independent verification, that all of the representations and warranties of the Company in the Private Placement Agreement are true other than those representations of the Company set forth in Section 1(ee) of the Private Placement Agreement as they pertain to the Epothilone D Program.

For the purpose of rendering this opinion, we have reviewed the following documents:

a. The Placement Agent Agreement;

b. The Base Prospectus and the Prospectus Supplement (as those terms are defined in the Private Placement Agent Agreement), in the forms that are publicly available on the Securities and Exchange Commission’s website in its EDGAR database website at 5:00 p.m. Pacific Time on December     , 2003;

c. The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the 10-Q”) and the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 (the “10-K”), in the forms that are publicly available on the Securities and Exchange Commission’s website in its EDGAR database website at 5:00 p.m. Pacific Time on December     , 2003; and

d. The Sloan-Kettering License Agreement.

Subject to the foregoing qualifications and those other qualifications contained in this letter, we are of the opinion that:

1. To our knowledge, and insofar as they relate solely to the Epothilone D Program: (i) the statements in the Prospectus Supplement under the captions “Risk Factors — Any inability to protect our proprietary technologies adequately could harm our ability to successfully commercialize product candidates,” and “Risk Factors — Litigation or other proceedings or third-party claims of intellectual property infringement would require us to spend time and money and could prevent us from developing or commercializing products,” and (ii) Item 1 of the 10-K under the captions “Business —Intellectual Property” and “Business — Collaborative Research and Development Agreements”— which statements we understand are incorporated by reference into the Base Prospectus and Prospectus Supplement – are fair and accurate summaries of legal matters described therein and are not false or misleading as of the date of this letter. The foregoing notwithstanding, as we have not been engaged as securities counsel for the Company, we do not opine as to the sufficiency of such disclosure under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

2. Pursuant to the Sloan-Kettering License Agreement, the Company has received an exclusive, worldwide license from SKI to make and use methods to conduct specified research and to make, have made, use, import, offer for sale, sell and permit others to sell specified products containing Epothilone D and which are claimed by SKI under SKI’s patents, patent applications or which are derived from SKI’s know-how. To our knowledge, the Sloan-Kettering License Agreement has not been amended, modified or terminated in any manner that would adversely restrict the licenses granted to the Company under such agreement. To our knowledge, none of SKI’s patents identified in the Sloan-Kettering License Agreement as being subject to the license granted to the Company have been determined by the United States Patent and Trademark Office or any court of competent jurisdiction to be invalid.

3. A well-informed court would conclude that the transposase and transposon sequences the Company proposes to use in the production of Epothilone D do not literally infringe upon the ’830 Patent. It is more likely than not that a well-informed court would conclude that the transposase and transposon sequences the Company proposes to use in the production of Epothilone D do not infringe upon the, ’830 Patent based upon the doctrine of equivalents.

4. To our knowledge, there are no pending or threatened actions, suits or proceedings against or affecting any patents, patent licenses or other intellectual property rights held by the Company in connection with the Epothilone D Program.

5. To our knowledge: (i) the Company has not received any demand letter or other written notice from any individual or entity alleging that the Company is infringing upon their intellectual property rights with respect to the Epothilone D Program; and (ii) except as described in the Registration Statement, the Base Prospectus, the Prospectus Supplement, the 10-Q and the 10-K, has received no notice of any United States patent that the Company currently infringes or would infringe if it makes or sells products developed under the Epothilone D Program.

The opinions given in this letter speak only as to facts and circumstances existing as of the date of this letter. We assume no obligation to provide you with information that may hereafter be brought to our attention, whether or not deemed material. This opinion is being rendered solely for the benefit of the Placement Agents and their respective legal counsel in connection with the transaction described in the first paragraph of this letter. This letter may not be relied upon by or disclosed to any other person, and may not be relied upon by the Placement Agents or their respective legal counsel in connection with any other transaction.

Sincerely,

Foley & Lardner

Exhibit D-3

Certificate of President and Chief Operating Officer

CERTIFICATE OF OFFICER

Date of Certificate:

The undersigned, Michael S. Ostrach, in his capacity as President and Chief Operating Officer of Kosan Biosciences Incorporated, a Delaware corporation (the “Company”), hereby certifies as follows:

1. In my role as President and Chief Operating Officer of the Company (i) I routinely follow intellectual property issues by conferring with inside and outside patent counsel, (ii) I have instructed the appropriate individuals to keep me informed of all material developments with regard to the Company’s intellectual property, and (iii) to the best of my knowledge those instructions have been followed.

2. To the best of my knowledge, the statements in (i) the Prospectus Supplement under the captions “Risk Factors —Any inability to protect our proprietary technologies adequately could harm our ability to successfully commercialize product candidates,” and “Risk Factors —Litigation or other proceedings or third-party claims of intellectual property infringement would require us to spend time and money and could prevent us from developing or commercializing products,” and (ii) Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on March 28, 2003, which is incorporated by reference in its entirety in the Registration Statement, the Base Prospectus and the Prospectus Supplement, under the captions “Business—Intellectual Property” and “Business—Collaborative Research and Development Agreements” (collectively, the “Intellectual Property Sections”) are accurate and fair summaries in all material respects of the legal matters referred to therein.

3. The Company owns or has rights to all patents, inventions, and trade secrets described in the Registration Statement, the Base Prospectus and the Prospectus Supplement and the documents incorporated by reference therein as being owned by or licensed to it.

4. To the best of my knowledge, there are no pending and the Company has not received any communications regarding any threatened actions, suits or proceedings that have as their subject matter any patents, patent licenses, technology, know-how or other proprietary intellectual property rights (“Intellectual Property”) owned or used by the Company or necessary to conduct the business now or proposed to be conducted by it as described in the Registration Statement, the Base Prospectus and the Prospectus Supplement and the documents incorporated by reference therein, to which the Company is a party or to which any of the properties of the Company is subject, except (i) as disclosed in the Registration Statement, the Base Prospectus and the Prospectus Supplement and the documents incorporated by reference therein, and (ii) ex parte proceedings before a patent office and oppositions before non-U.S. patent authorities.

5. To the best of my knowledge, the Company has received no communication from the holder of any Intellectual Property or from such holder’s agent, alleging that the Company’s activities may, do or would infringe the holder’s Intellectual Property.

6. To the best of my knowledge, the U.S. pending patent applications referred to in the Registration Statement, the Base Prospectus and the Prospectus Supplement and the documents incorporated by reference therein as owned by or licensed to the Company have been duly and properly filed with the U.S. Patent and Trademark Office.

7. Nothing has come to my attention that causes me to believe that the Intellectual Property Sections in (a) the Registration Statement (including the Base Prospectus) or any amendment thereof, at the time the Registration Statement became effective, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein to make the statements therein not misleading, or (b)(i) the Prospectus Supplement, as amended or supplemented as of its date and as of the date hereof, or (ii) the documents incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus Supplement, each as amended or supplemented as of its date and as of the date hereof, included any untrue statement of material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

“To the best of my knowledge” and words of similar import shall mean that which I know or should have known using the exercise of reasonable due diligence.

The information provided in this certificate is current as of the present date. I assume no obligation to provide you with information that may hereafter be brought to my attention, whether or not deemed material.

In witness whereof, the undersigned has executed this Officer’s Certificate as of the date first written above.

Michael S. Ostrach President and Chief Operating Officer Kosan Biosciences Incorporated